Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement (333-258734) on the Amendment No.2 to Form S-1 on Form S-3 of our report dated March 10, 2022, relating to the financial statements of MarketWise, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Baltimore, MD
September 29, 2022